UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AUDIOEYE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-2939845 (I.R.S. Employer Identification No.)

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(866) 331-5324

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dr. Carr Bettis

Executive Chairman

AudioEye, Inc.

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(866) 331-5324

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

  Matthew R. Kuhn

Jonathan R. Zimmerman

Faegre Drinker Biddle & Reath LLP

2200 Wells Fargo Center, 90 South Seventh Street

Minneapolis, MN 55402

Telephone: (612) 766-7000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☒ 333-237545

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee(3)
Debt securities, Common stock, Preferred stock, Warrants, Rights and Units (4)	$1,400,000	$181.72

(1)	Represents the additional number of shares of common stock being registered. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-3 (File No. 333-237545).
(2)	The registrant previously registered common stock, preferred stock, warrants, rights, units and debt securities with a proposed maximum aggregate offering price $7,000,000 on a Registration Statement on Form S-3 (File No. 333-237545), which was declared effective by the Securities and Exchange Commission on April 15, 2020 (the “Prior Registration Statement”), and paid a fee of $908.60 in connection therewith. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the remaining securities eligible to be sold under the Prior Registration Statement is hereby registered.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(4)	Also includes such indeterminate number of shares of common stock or preferred stock or amount of debt securities as may be issued upon conversion of or exchange for any debt securities or preferred stock that provide for conversion into or exchange for other securities. No separate consideration will be received for the common stock or preferred stock or amount of debt securities issuable upon such conversion or exchange. Also includes such indeterminate number of shares of common stock or preferred stock or other securities of AudioEye to be issuable by AudioEye upon settlement of warrants. The warrants may be combined with common stock, preferred stock or debt securities registered under this registration statement and sold as units. Each Unit consists of any combination of two or more of the securities registered hereby.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of additional shares of common stock, par value $0.00001 per share (“Common Stock”) of AudioEye, Inc. (the “Company”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-3 (File No. 333-237545) (the “Prior Registration Statement”), which the Commission declared effective on April 15, 2020, and is being filed solely for the purpose of increasing the aggregate offering price of the Common Stock to be offered in the public offering by $1,400,000.  The additional Common Stock that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price of the remaining securities eligible to be sold under the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, Arizona, on August 27, 2020.

AUDIOEYE, INC.

By:	/s/ Sachin Barot
Sachin Barot Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons on August 27, 2020, in the capacities indicated.

Signature	Title

/s/ CARR BETTIS	Executive Chairman/Chairman of the Board and Director
Dr. Carr Bettis

/s/ David Moradi	Interim Chief Financial Officer and Director (Principal Executive Officer)
David Moradi

/s/ SACHIN BAROT	Chief Financial Officer (Principal Financial and Accounting Officer)
Sachin Barot

/s/ MARC LEHMANN	Director
Marc Lehmann

*	Director
Anthony Coelho

*	Director
Jamil Tahir

*By:	/s/ Dr. Carr Bettis, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of Faegre Drinker Biddle & Reath LLP.
23.1	Consent of MaloneBailey, LLP.
23.2	Consent of Faegre Drinker Biddle & Reath LLP (included as part of Exhibit 5.1).
24.1	Power of Attorney (included in the signature page of the Registration Statement on Form S-3 (File No. 333-237545), filed with the Securities and Exchange Commission on April 1, 2020).